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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 July 31, 2000

                               UTILX CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


     (Commission File Number)             (IRS Employer Identification No.)
             0-16821                                 91-1171716

                             William M. Weisfield
                              22820 Russell Road
                                P.O. Box 97009
                          Kent, Washington 98064-9709
                   (Address of principal executive offices)
      Registrant's telephone number, including area code: (253) 395-0200
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 31, 2000, UTILX Corporation (the "Company") and InfrastruX Group, Inc ("InfrastruX") announced the successful completion of the tender offer through a subsidiary of InfrastruX to acquire all of the outstanding shares of common stock of the Company (NASDAQ: UTLX) at a purchase price of $6.125 per share in cash. The tender offer expired, as scheduled, at 12:00 midnight New York City time on Friday, July 28, 2000. Based on preliminary information received from ChaseMellon Shareholder Services, as depository, approximately 6.5 million shares (or 87% of the outstanding shares) of the common stock were validly tendered and accepted for payment. Payment for such shares will be made promptly and, in the case of shares tendered by guaranteed delivery procedures, promptly after timely delivery of shares and required documentation.

     InfrastruX will now proceed to acquire the remaining outstanding shares of common stock of the Company through a second-step merger in which shares of common stock not purchased in the tender offer will be converted, upon completion of the merger, into the right to receive $6.125 per share in cash. InfrastruX and the Company entered into a definitive merger agreement on June 28, 2000 whereby a wholly-owned subsidiary of InfrastruX would acquire all of the outstanding shares of common stock of the Company for a cash price of $6.125 per share. Company stockholders who did not tender their shares in the tender offer will shortly be receiving material in connection with the merger.

     The Company provides specialty services and products to electric, telecommunications, natural gas, water, sewer and other utilities in the United States and around the world. The Company's primary business is installing, replacing and restoring underground cables and pipes. Installation and replacement services are provided through the Company's FlowMOLE(R) and conventional trenching services. The Company also provides its CableCURE(R) service to utility customers to repair or prevent water damage and materially extends the life of electric and telephone cables.

  Please refer to Exhibit 99.1 to this Current Report on Form 8-K pursuant to
Item 601 of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial statements - Not applicable.

     (b)  Pro forma financial information. -  Not applicable.

     (c)  Exhibits.

     99.1 Joint press release issued by the Company and InfrastruX, dated July 31, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 2000


                                       UTILX CORPORATION

                                       By:  /s/ Darla Vivit Norris
                                            ----------------------------------
                                            Name:  Darla Vivit Norris
                                            Title: Senior Vice President/Chief
                                                   Financial Officer